Exhibit 99.1
EMPLOYMENT AGREEMENT
     THIS AGREEMENT (the “Agreement”), dated as of October 18, 2011, is by and between Tower Group, Inc., a Delaware corporation (the “Company”), and William Dove (the “Executive”).
WITNESSETH THAT
     WHEREAS, the Executive and the Company wish to enter into a written agreement setting forth the terms and conditions of the Executive’s employment with the Company; and
     WHEREAS, this Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements concerning the same subject.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Executive hereby agree as follows:
     1. Term.
          (a) Term of Employment.
               (i) The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and subject to the conditions set forth in this Agreement, commencing on or prior to October 18, 2011 (the “Effective Date”) and, unless sooner terminated pursuant to section 4, continuing until the date that is the two-year anniversary of the Effective Date or such later date as provided in subsection 1(a)(ii) below (the “Term of Employment”).
               (ii) The Term of Employment shall be extended automatically for one additional year on the last day before the second anniversary of the Effective Date and for one additional year on each anniversary thereafter unless and until either party gives written notice to the other not to extend this Agreement at least one year before such extension would be effectuated.
          (b) Term of the Agreement. This Agreement shall become effective on the Effective Date and shall continue in effect throughout the Term of Employment; provided, however, the restrictive covenants contained in section 10 of this Agreement and, as applicable, the Company’s and the Executive’s obligations under the other provisions of this Agreement shall survive the Term of Employment and shall continue in effect through the periods provided therein and/or until the Company’s and/or the Executive’s obligations, as applicable, thereunder are satisfied.
     2. Position and Duties.
          (a) Positions, Duties, and Responsibilities. The Executive shall serve as the Senior Vice President and Chief Risk Officer of the Company, effective October 18, 2011, and additionally as Chief Actuary of the Company, effective January 1, 2012, with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Chief Executive Officer (the “CEO”) of the Company. The Executive shall report solely to the CEO unless the CEO or the Board of Directors of the Company (the “Board”) determines otherwise. The Executive agrees to serve without additional compensation in such capacities (including, without limitation, as an employee or director) with Company affiliates as the CEO or the Board may in its discretion prescribe; provided, that upon termination of the Executive’s employment with the Company, any employment, board membership or other service relationship with such affiliate shall automatically terminate unless otherwise determined by the parties hereto.
          (b) Time and Attention. Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his attention and time during normal working hours to the business and affairs of the Company and its affiliates. It shall not be considered a violation of the foregoing, however, for the Executive to (i) serve on corporate, industry, educational, religious, civic, or charitable boards or committees or (ii) make and attend to passive personal investments in such form as will not require any material time or attention to the operations thereof during normal working time and will not violate the provisions of section 10 hereof, so long as such activities in clauses (i) and (ii) do not materially interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement or violate section 10 of this Agreement.
     3. Compensation. Except as otherwise expressly set forth below, the Executive’s compensation shall be determined by, and in the sole discretion of, the Board.
          (a) Annual Base Salary. Subject to adjustment pursuant to this subsection 3(a), the Executive shall receive an annual base salary of $410,000 during the Term of Employment (the annual base salary in effect from time to time, “Annual Base Salary”). The Annual Base Salary shall be payable in accordance with the Company’s regular payroll practice for its senior officers, as in effect from time to time. The Annual Base Salary shall be reviewed from time to time, but not less frequently than annually, and, in the sole discretion of the Board, may be adjusted but not decreased below the amount set forth in the first sentence of this subsection 3(a). To the extent Annual Base Salary is adjusted, then such adjusted salary shall be the Executive’s Annual Base Salary for all purposes of this Agreement.
          (b) Annual Bonus Plan. The Executive shall have an opportunity to receive an annual bonus during the Term of Employment (the “Annual Bonus”), subject to such terms and conditions as the Board or a delegate thereof shall prescribe. The Executive’s target Annual Bonus opportunity shall be equal to 60% of his Annual Base Salary, it being understood that the actual Annual Bonus received by the Executive will depend on the level of attainment of performance and other factors used by the Company to determine Annual Bonus amounts and that there is no guarantee that an Annual Bonus will be earned.
          (c) Annual Equity Award. The Executive shall have an opportunity to receive an annual equity award (the “Annual Equity Award”) under the Company’s long-

term incentive plan during the Term of Employment, subject to such terms and conditions as the Board or a delegate thereof shall prescribe. The Executive’s target Annual Equity Award opportunity shall be equal to 60% of his Annual Base Salary, it being understood that the actual Annual Equity Award received by the Executive will depend on the level of attainment of performance and other factors used by the Company to determine Annual Equity Awards and there is no guarantee that an Annual Equity Award will be granted.
          (d) Sign-on Equity. Subject to the approval of the Compensation Committee (the “Compensation Committee”) of the Board, the Executive shall be entitled to receive a one-time sign-on equity grant valued in the amount of $725,000 priced as of November 15, 2011, which will vest in equal installments over four (4) years, subject to the Executive’s continued employment with the Company and subject to the terms and conditions of the Tower Group, Inc. 2004 Long Term Incentive Plan as amended in 2008.
          (e) Sign-on Bonus. The Executive shall be entitled to receive a Sign- on Bonus of $216,000.00 less applicable taxes, of which $140,000.00 will be payable within thirty (30) days of the Effective Date and the remaining $76,000.00 will be paid one hundred eighty (180) days from the Effective Date, subject to the Executive’s signing the Company’s Sign-on Bonus Agreement.
          (f) Employee Benefits; Fringe Benefits. In addition to the foregoing, during the Term of Employment,
               (i) to the extent not duplicative of the specific benefits provided herein, the Executive shall be eligible to participate in all incentive compensation, retirement, supplemental executive retirement, and deferred compensation plans, policies and arrangements that are provided generally to other senior officers of the Company.
               (ii) the Executive and, as applicable, the Executive’s covered dependents shall be eligible to participate in all of the Company’s health and welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended); and
               (iii) the Executive shall be entitled to receive the fringe benefits that are provided generally to other senior officers of the Company, and shall be entitled to avail himself of paid holidays, as determined from time to time by the Company.
          (g) Paid Time Off. The Executive shall be entitled to self-managed time off in accordance with policies typically provided to other senior executives of the Company.
          (h) Expenses. The Executive shall be reimbursed by the Company for reasonable business expenses actually incurred in rendering to the Company the services provided for hereunder during the Term of Employment, payable in accordance with customary Company practice, after the Executive presents written expense statements or such other supporting information as the Company may require of its senior officers for reimbursement of such expenses.
          (i) Executive Medical Reimbursements. The Company will reimburse the Executive for uncovered medical expenses, up to $5,000 per calendar year, subject to receipt by the Company of appropriate documentation from the Executive. Expenses that do not meet the IRS criteria cannot be submitted for reimbursement.
     4. Termination of Employment.
          (a) The Company or the Executive may terminate the Executive’s employment at any time and for any reason in accordance with subsection 4(b) below. The Term of Employment shall be deemed to have ended on the last day of the Executive’s employment. The Term of Employment shall terminate upon the Executive’s death.
          (b) Notice of Termination. Any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with the notice provisions contained in subsection 16(b) below. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates the Date of Termination (as that term is defined in subsection 4(c) below) and, with respect to a termination due to Disability, Cause or Good Reason, sets forth in reasonable detail the facts and circumstances that are alleged to provide a basis for such termination. A Notice of Termination from the Company shall specify whether the termination is with or without Cause or due to the Executive’s Disability. A Notice of Termination from the Executive shall specify whether the termination is with or without Good Reason or due to the Executive’s Disability or retirement.
          (c) Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean the date specified in the Notice of Termination (but in no event shall such date be earlier than the 30th day following the date the Notice of Termination is given, unless expressly agreed to by the parties hereto) or the date of the Executive’s death.
          (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination, which fact or circumstance was not known to the party giving the Notice of Termination when the notice was given, shall not constitute a waiver of the right to assert such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.
          (e) Cause. For purposes of this Agreement, “Cause” means: (i) the Executive’s gross negligence or gross misconduct or (ii) the Executive’s having been convicted of, or entered a plea of nolo contendere to, a felony involving fraud, theft, embezzlement or moral turpitude. No act or failure to act directly related to Company action or inaction that constitutes Good Reason (as that term is defined in subsection 4(g) below) shall constitute Cause under this Agreement if the Executive has provided a Notice of Termination based on such Good Reason event prior to the Company’s giving of the Notice of Termination for Cause. The Executive’s termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of the entire Board, stating that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination, and such conduct constitutes Cause under this Agreement; provided, however, that the Executive shall have been given the opportunity (i) to cure any act or omission that constitutes Cause if capable of cure and (ii) together with counsel, during the 30-day period following the receipt by the Executive of the Notice of Termination and prior to the adoption of the Board’s resolution, to be heard by the Board.
          (f) Disability. For purposes of this Agreement, the Executive shall be deemed to have a Disability if the Executive is entitled to long-term disability benefits under the Company’s long-term disability plan or policy, as the case may be, as in effect on the Date of Termination (as that term is defined in subsection 4(c) above)
          (g) Good Reason. For purposes of this Agreement, the term “Good Reason” means the occurrence (without the Executive’s express written consent) of any of the following acts or failures to act by the Company:
               (i) the assignment to the Executive of duties materially inconsistent with the Executive’s position of Chief Actuary/Chief Risk Officer or a substantial diminution in the Executive’s authority and duties;
               (ii) any reduction in the Executive’s Annual Base Salary, target Annual Bonus opportunity or target Annual Equity Award opportunity;
               (iii) requiring the Executive to be based more than 50 miles away from the Company’s headquarters in New York, New York;
               (iv) the material breach by the Company of any of its other obligations under this Agreement; or
               (v) the failure of the Company to obtain the assumption of this Agreement as contemplated in Subsection 13(b) hereof.
               The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, that no such event described above shall constitute Good Reason unless the Executive has given a Notice of Termination to the Company specifying the condition or event relied upon for such termination within 90 days from the Executive’s actual knowledge of the occurrence of such event and, if capable of cure, the Company has failed to cure the condition or event constituting Good Reason within the 30 day period following receipt of the Executive’s Notice of Termination.
     5. Obligations of the Company upon Termination.
          (a) Termination by the Company for other than Cause or by the Executive for Good Reason. If the Executive’s employment is terminated (provided that, for the avoidance of doubt, the giving by either party of notice pursuant to subsection

1(a)(ii) above shall not constitute termination of employment for purposes of this subsection 5(a)) by the Company for any reason other than Cause or Disability or by the Executive for Good Reason:
               (i) The Company shall pay to the Executive, within thirty business days of the Date of Termination, any earned but unpaid Annual Base Salary;
               (ii) The Company shall pay to the Executive, within thirty business days of the Date of Termination, a lump-sum payment equal to the sum of one hundred percent (100%) of (x) the Executive’s Annual Base Salary (or, if the Date of Termination shall occur prior to the first anniversary of the Effective Date, one-half of the Executive’s Annual Base Salary) in effect immediately prior to the Date of Termination (disregarding any reduction in Annual Base Salary that was the basis for a termination by the Executive for Good Reason), and (y) the Executive’s target Annual Bonus opportunity for the year prior to the year in which the Date of Termination occurs (disregarding any reduction in target Annual Bonus opportunity that was the basis for a termination by the Executive for Good Reason);
               (iii) For a one (1) year period after the Date of Termination, the Company will arrange to provide the Executive (and any covered dependents), without cost to the Executive, with health insurance benefits substantially similar to those the Executive and any covered dependents were receiving immediately prior to the Notice of Termination, except for any such benefits that were waived by the Executive in writing. If the Company arranges to provide the Executive and covered dependents with health insurance benefits, those benefits will be reduced to the extent comparable benefits are actually received by, or made available to, the Executive by a subsequent employer without cost during the one (1) year period following the Executive’s Date of Termination. The Executive must report to the Company any such benefits that he actually receives or are made available. In lieu of the benefits described in this subsection 5(a)(iii), the Company, in its sole discretion, may elect to pay to the Executive a lump sum cash payment equal to the annual premium that would have been paid by the Company to provide such benefits to the Executive and any covered dependents. Nothing in this subsection 5(a)(iii) will affect the Executive’s right to elect COBRA continuation coverage in accordance with applicable law or extend the COBRA continuation coverage period; and
               (iv) The Executive’s vested outstanding stock options shall remain exercisable until the earlier of (i) the three month anniversary of the Date of Termination and (ii) the last day of the option term under the applicable option award agreement.
          (b) Termination in Connection with a Change in Control.
               (i) If, in anticipation of or within the 24 month period following a Change in Control (as defined below), the Executive’s employment is terminated by the Company for any reason other than Cause or Disability or by the Executive for Good Reason, the Executive shall receive the payments and benefits described in subsection 5(a) and, in addition, all of the Executive’s outstanding equity-based awards shall become fully vested on the Date of Termination.
               (ii) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following events:
                    (A) any “person” (within the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company, (a “Person”) that is not on the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities becomes after the Effective Date the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;
                    (B) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board;
                    (C) consummation of a merger, consolidation, reorganization, share exchange or similar transaction (a “Transaction”) of the Company with any other entity, other than (I) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto directly or indirectly continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity or parent company outstanding immediately after such Transaction or (II) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company’s then outstanding securities;
                    (D) the sale, transfer or other disposition (in one transaction or a series of related transactions) of more than 50% of the operating assets of the Company; or
                    (E) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

          (c) Termination by the Company for Cause or by the Executive without Good Reason. If the Executive’s employment is terminated by the Company for Cause the Company shall pay to the Executive, within thirty business days of the Date of Termination, any earned but unpaid Annual Base Salary and all outstanding stock options (whether or not then exercisable), unvested stock and other incentive awards shall be forfeited. If the Executive’s employment is terminated by the Executive without Good Reason (and not due to death, Disability or Retirement), the Company shall pay to the Executive, within thirty business days of the Date of Termination, any earned but unpaid Annual Base Salary, all of the Executive’s unvested equity-based awards shall be forfeited as of the Date of Termination and the Executive’s vested outstanding stock options shall remain exercisable until the earlier of (i) the three month anniversary of the Date of Termination or (ii) the last day of the option term under the applicable option award agreement.
          (d) Termination due to death or Disability. If the Executive’s employment is terminated due to death or Disability, (i) the Company shall pay to the Executive (or to the Executive’s estate or personal representative in the case of the Executive’s death), within thirty business days after the Date of Termination, (A) any earned but unpaid Annual Base Salary and (B) a prorated Annual Bonus based on (I) the target Annual Bonus opportunity in the year prior to the year in which the Date of Termination occurs and (II) the fraction of the year the Executive was employed, and (ii) all of the Executive’s outstanding equity-based awards shall vest on the Date of Termination and the Executive’s outstanding stock options shall remain exercisable until the earlier of (x) the one year anniversary of the Date of Termination or (y) the last day of the option term under the applicable option award agreement.
          (e) Retirement. If the Executive retires after attaining age 55 but before attaining age 62, (i) the Company shall pay to the Executive, within thirty business days after the Date of Termination, any earned but unpaid Annual Base Salary, (ii) the Executive shall receive applicable retiree benefits, if any, provided at such time by the Company to retirees or as the Company shall determine, and (iii) the Executive’s stock options that are vested as of the Date of Termination shall remain exercisable through the earlier of the third anniversary of the Date of Termination or the last day of the option term, with any outstanding unvested equity-based awards expiring on the Date of Termination. If the Executive retires after attaining age 62, (i) the Company shall pay to the Executive, within thirty business days after the Date of Termination, any earned but unpaid Annual Base Salary, (ii) the Executive shall receive applicable retiree benefits, if any, provided at such time by the Company to retirees or as the Company shall determine, (iii) the Executive’s outstanding equity-based awards shall continue to vest in accordance with their terms, (iv) the Executive’s stock options shall remain exercisable through the earlier of the third anniversary of the Date of Termination or the last day of the option term under the applicable option award agreement, and (v) with respect to any other outstanding equity incentives provided to the Executive, the Compensation Committee shall determine the appropriate treatment thereof.
     6. Certain Tax Consequences.

          (a) Notwithstanding any other provisions of this Agreement, if any of the benefits and payments provided under this Agreement, either alone or together with other benefits and payments which the Executive has the right to receive either directly or indirectly from the Company or any of its Affiliates, would constitute an excess parachute payment (the “Excess Payment”) under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive hereby agrees that the benefits and payments provided under this Agreement shall be reduced (but not below zero) by the amount necessary to prevent any such benefits and payments to the Executive from constituting an Excess Payment; provided, however, that such reduction shall be made only if, by reason of such reduction, the Executive’s net after-tax economic benefit shall exceed the net after-tax economic benefit to the Executive if such reduction were not made.
          (b) All determinations required to be made under clause (a) of this Section 6, and the assumptions to be utilized in arriving at such determination, shall be made by the certified public accounting firm used for auditing purposes by the Company immediately prior to the date of termination or, if the parties determine that the certified public accounting firm used for auditing purposes by the Company immediately prior to the date of termination cannot make such determination because of legal restrictions, the parties shall agree on a different certified public accounting firm (such certified public accounting firm is hereinafter referred to as the “Accounting Firm”), which shall promptly provide detailed supporting calculations both to the Company and the Executive. The Company shall pay all fees and expenses of the Accounting Firm.
     7. Release. Notwithstanding any provision herein to the contrary, no payments under section 5 of this Agreement (other than payments due by reason of the Executive’s death) shall become payable to the Executive unless and until the Executive executes a complete release of claims against the Company and its affiliates and related parties in such form as is reasonably required by the Company, and any waiting periods contained in such release shall have expired.
     8. Non-Exclusivity of Rights. Except as otherwise provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify (other than severance policies). Vested benefits and other amounts that the Executive is otherwise entitled to receive under any other plan, program, policy, or practice of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, program, policy, practice, contract or agreement, as the case may be, except as expressly modified by this Agreement.
     9. Full Settlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as otherwise provided in subsections 5(a)(iv) and 16(e), the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     10. Non-Competition, Confidential Information; and Non-Solicitation.
          (a) Non-Competition. During the Term of Employment and for the one (1) year period following the Date of Termination for any reason, the Executive shall not, without the prior written consent of the Company, as a shareholder, officer, director, partner, consultant, employee or otherwise, engage in any business or enterprise which is “in competition” (as defined below) with the Company, its affiliates, or their successors or assigns (such entities collectively referred to hereinafter in this section 10 as the “Company”); provided, however, that the Executive’s ownership of less than five percent of the issued and outstanding voting securities of a publicly traded company shall not, in and of itself, be deemed to constitute such competition. A business or enterprise is deemed to be “in competition” if it is engaged in any business in which the Company either (i) is engaged as of the Date of Termination or (ii) as of the Date of Termination, contemplates engaging within one (1) year following the Date of Termination.
          (b) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, trade secrets, methods, know-how or data relating to the Company or its affiliates and their businesses or acquisition prospects that the Executive obtained or obtains during the Executive’s employment by the Company (“Confidential Information”), provided that “Confidential Information” shall not include any secret or confidential information, knowledge, trade secrets, methods, know-how or data that is or becomes generally known to the public (other than as a result of the Executive’s violation of this section 10). Except as may be required and appropriate in connection with carrying out his duties under this Agreement, the Executive shall not communicate, divulge, or disseminate any material Confidential Information at any time during or after the Executive’s employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process; provided, however, that if so required, the Executive will provide the Company with reasonable notice to contest such disclosure.
          (c) Non-Solicitation. During the Term of Employment and for the one (1) year period following the Date of Termination for any reason, the Executive will not, directly or indirectly, initiate any action to solicit or recruit anyone who is then an employee of the Company for the purpose of being employed by him or by any business, individual, partnership, firm, corporation or other entity on whose behalf he is acting as an agent, representative, employee or otherwise.
          (d) Non-Interference with Customers or Producers. During the Term of Employment and for the one (1) year period following the Date of Termination for any reason, the Executive will not interfere with any business relationship between the Company and any of its customers or agents or brokers that produce insurance business for the Company.
          (e) Remedies; Severability.
               (i) The Executive acknowledges that if the Executive shall breach or threaten to breach any provision of subsections 10(a) through (d), the damages to the Company may be substantial, although difficult to ascertain, and money damages will not afford the Company an adequate remedy. Therefore, if the provisions of subsections 10(a) through (d) are violated, in whole or in part, the Company shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company may have at law or in equity.
               (ii) The Executive further acknowledges that in the event that he breaches any of the covenants in subsections 10(a), (c) or (d) above, such covenant shall remain in effect for an additional period equal to the period of such breach.
               (iii) If any term or provision of this section 10, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this section 10, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this section 10 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision of subsections 10(a) through (d) to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.
     11. Attorneys’ Fees. Each party shall pay its own legal fees, court costs, litigation expenses and/or arbitration expenses (as applicable) in connection with any dispute, litigation or arbitration regarding the validity or enforceability of, or liability under or otherwise involving, any provision of this Agreement, except that if the Executive prevails on the majority of material claims disputed, the Company shall pay all reasonable legal fees, court cost, litigation expenses and/or arbitration expenses.
     12. Indemnification. The Executive shall be indemnified by the Company for actions taken in his position as an officer, director, employee and agent of the Company to the greatest extent permitted by applicable law. The Executive shall also be covered as an insured by a liability insurance policy secured by and maintained by the Company covering acts of officers and members of the Board.
     13. Successors.
          (a) Assignment of Agreement. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.
          (b) Successors of the Company. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor that executes and delivers the agreement provided for in this section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     14. Arbitration. Except for matters covered under section 10, in the event of any dispute or difference between the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or the Company may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date arbitration is required by either party, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the “AAA”) upon the application of the Executive or the Company. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York.
     15. Applicability of Section 409A of the Code.
          (a) To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Code Section 409A”). Any provision that would cause this Agreement or any payment hereof to fail to satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. Without limiting the generality of the foregoing: (i) for all purposes under this Agreement, reference to Executive’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to Executive’s “separation from service” (as determined under Treasury Regulation Section 1.409A-1(h), as uniformly applied by the Company) with the Company; and (ii) to the extent that any reimbursement, fringe benefit or other similar plan or arrangement in which Executive participates during the Term of Employment or thereafter provides for a “deferral of compensation” within the meaning of Code Section 409A, (x) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (y) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year, and (z) subject to any shorter time periods provided in any expense reimbursement policy of the Company, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred. In addition, whenever a provision under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.
          (b) Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is specified as subject to this section, such payment or benefit shall not be made or provided (subject to the last sentence of this section 15(b)) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Executive’s “separation from service” (as such term is defined under Code Section 409A), and (ii) the date of Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this section 15(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum on the first business day following the expiration of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
     16. Miscellaneous.
          (a) Governing Law and Captions. This Agreement shall be governed by, and construed in accordance with, the laws of New York without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          (b) Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by facsimile (provided confirmation of receipt of such facsimile is received) to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other nationally-recognized overnight courier that requires signatures of recipients upon delivery and provides tracking services, addressed as follows:
If to the Executive:
Mr. William Dove
27 Westcott Road
Princeton, NJ 08540
If to the Company:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271
Attention: General Counsel
Facsimile: (212) 202-3987
or to such other address as either party furnishes to the other in writing in accordance with this subsection 16(b). Notices and communications shall be effective when actually received by the addressee.
          (c) Amendment. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.
          (e) Withholding. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local, and foreign taxes that are required to be withheld by applicable laws or regulations.
          (f) Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.
          (g) Entire Understanding; Counterparts. The Executive and the Company acknowledge that this Agreement supersedes and terminates any other severance and employment agreements between the Executive and the Company or any Company affiliates. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.
          (h) Rights and Benefits Unsecured. The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempts by the Executive to anticipate, alienate, assign, sell, transfer, pledge or encumber the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.
          (i) Noncontravention. The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party.
          (j) Section and Subsection Headings. The section and subsection headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed, all as of the day and year first above written.

TOWER GROUP, INC.

By:	/s/ Michael H. Lee
	Its:	President and Chief Executive Officer

WILLIAM DOVE

/s/ William Dove